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EXHIBIT 23.02

CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-71481 of Entercom Communications Corp. on Form S-8 of our report dated February 14, 2001, appearing in this Annual Report on Form 10-K of Entercom Communications Corp. for the year ended December 31, 2001.




DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania


February 7, 2002

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